Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

February 10, 2014

DYCOM INDUSTRIES, INC. LOWERS FISCAL 2014 SECOND QUARTER
REVENUE AND RESULTS EXPECTATIONS
AND COMMENTS ON THIRD QUARTER OUTLOOK

Palm Beach Gardens, Florida, February 10, 2014 - Dycom Industries, Inc. (NYSE: DY) announced today that revenue and results for the second quarter of fiscal 2014, which ended January 25, 2014, will be below previous guidance. Worse than expected weather during the latter part of the fiscal quarter sharply impacted the Company’s second quarter results. The Company now expects revenue of approximately $390 million and a loss per share ranging from $0.08 to $0.10. Major snowfalls and extremely cold temperatures reduced the number of available workdays and negatively impacted productivity and margins.

Adverse weather conditions continued into the beginning of the Company’s third fiscal quarter and, accordingly, the Company has lowered its outlook. The Company now expects total revenue for the third quarter of fiscal 2014 to be essentially in line with the third quarter of fiscal 2013. Previous expectations for the third quarter had been for mid-single digit total revenue growth.

“Extreme weather across many parts of the country created challenging operating conditions for our employees,” said Steven Nielsen, President and Chief Executive Officer of Dycom. “While disappointed with our results for the quarter, we are encouraged by the increasing capital expenditures announced by several of our key customers. We continue to see substantial industry opportunities.”

During the second quarter of fiscal 2014, the Company repurchased 360,900 common shares for $10.0 million, at an average price of $27.71 per share, and repaid $58.6 million of credit facility borrowings. The Company ended the quarter with cash and equivalents of approximately $16.0 million and borrowings on its revolving line of credit of $26.0 million.

The Company plans to report full financial results for the second quarter of fiscal 2014 on Tuesday, February 25, 2014, after the close of trading on the New York Stock Exchange.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

Fiscal 2014 second quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, future financial and operating results, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.